Exhibit 99.1
Contacts:

For Company:	For Investors:	For Media:
Tom Allen Chief Financial Officer 951-699-6991, ext. 287 tallen@outdoorchannel.com	Brad Edwards Brainerd Communicators, Inc. 212-986-6667 edwards@braincomm.com	Nancy Zakhary Brainerd Communicators, Inc. 212-986-6667 nancy@braincomm.com
OUTDOOR CHANNEL HOLDINGS REPORTS SECOND QUARTER 2010 RESULTS
TEMECULA, Calif. — August 5, 2010 — Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today reported its financial results for the three months ended June 30, 2010.
Total revenues amounted to $16.8 million for the 2010 second quarter, a decrease of 12% compared with $19.2 million in the corresponding period a year ago. For the first six months of 2010, total revenues were $34.7 million, a decrease of 4% compared with $36.2 million in the corresponding period a year ago.
Advertising revenue for the 2010 second quarter increased 2% percent to $7.3 million from $7.1 million in the prior-year period on higher short-form and online advertising revenues, net of lower time-buy revenues. Subscriber fees totaled $4.5 million for the second quarter of 2010, a 16% decrease compared to subscriber fees of $5.3 million in the prior-year period due to changes in our reserves for potential most-favored nations (“MFN”) liabilities with our distributors, and production services revenue totaled $5.1 million during the 2010 second quarter, a decrease of 25% compared to $6.8 million in the prior-year period due primarily to the continued reorganization of our Production Services business unit and resulting reduced low-margin and non-renewed projects.
“Our second quarter results reflect the ongoing advertising market recovery as we once again experienced growth in our short-form and online advertising sales,” said Roger Werner, President & Chief Executive Officer. “We continue to offer unique opportunities to our advertising partners and have further strengthened our multi-platform category leadership position. While our reported subscriber revenue was adversely impacted because of changes in our reserves for potential MFN liabilities, we made strategic progress through a packaging upgrade in Houston and the further roll-out of our high-definition offering and we anticipate further gains in the subscribers in the back half of this year. Also, as announced in June, we implemented further measures aimed at improving the profitability of our Production Services business. Looking ahead, we are focused on executing our growth strategy and capitalizing on our many strengths as we enter our seasonally stronger half of the year.”
Costs of services for the 2010 second quarter were $8.0 million, a 21% decrease compared to $10.1 million for the corresponding prior year period, primarily on reduced costs from lower activity and reduced staffing at our Production Services unit. SG&A, advertising and depreciation expenses were essentially unchanged for the quarter compared to the second quarter of 2009.
Our operating loss for the 2010 second quarter was $1.7 million compared to $1.3 million in the second quarter of 2009. The increase in our operating loss was primarily due to our decreased subscriber revenue, net of reduced losses at our Production Services unit and increased advertising revenues.

Our net loss for the 2010 second quarter was $1.2 million, or ($0.05) per diluted share, compared to a net loss of $937,000, or ($0.04) per diluted share, in the prior-year period. For the 2010 six-month period, our net loss was $2.7 million, or ($0.11) per diluted share, compared to a net loss of $2.3 million, or ($0.09) for the prior-year period.
Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, was $17,000 in the 2010 second quarter, compared to $1.0 million in the prior-year period. For the legacy Outdoor Channel business, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $829,000 for the 2010 second quarter compared to $2.7 million in the prior-year period.
For the six-month period, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled ($687,000) compared to $1.1 million in the prior-year period. For the legacy Outdoor Channel business, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $1.8 million for the 2010 six-month period compared to $4.2 million in the prior-year period.
Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call on August 5, 2010, at 2:00 p.m. PDT (5:00 p.m. EDT) to review the company’s financials and operations for its second quarter ended June 30, 2010. Investment professionals are invited to participate in the live call by dialing 800-901-5218 (domestic) or 617-786-4511 (international) and using participant passcode 49188705. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the company’s Web site, www.outdoorchannel.com. For those who are not able to listen to the live broadcast, the call will be archived on the web site for one year. A telephonic playback of the conference call also will be available through 5 p.m. PDT (8 p.m. EDT), August 12, 2010 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 85722865.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America’s leading and highest quality producers of live sporting events and sports series for cable and broadcast television. Winnercomm also owns and operates the patented Skycam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 35.6 million cable and satellite subscribers for August 2010. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S. GAAP information to EBITDA, adjusted for the effects of share-based compensation expense and acquisition and integration costs is provided in the attached table.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) a decrease in advertising revenue as a result of a deterioration in general economic conditions; (4) managing the company’s growth and the integration of acquisitions; (5) decreased profitability if we are unable to generate sufficient revenues from our Production Services operations to offset its fixed costs; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues:
Advertising	$7,253	$7,105	$14,545	$14,899
Subscriber fees	4,504	5,338	9,335	10,001
Production services	5,072	6,770	10,770	11,289

Total revenues	16,829	19,213	34,650	36,189

Cost of services:
Programming	1,529	1,409	2,833	3,081
Satellite transmission fees	393	400	784	795
Production and operations	6,011	8,210	13,110	14,803
Other direct costs	109	110	221	207

Total cost of services	8,042	10,129	16,948	18,886

Other expenses:
Advertising	979	924	1,265	1,383
Selling, general and administrative	8,536	8,465	18,933	17,672
Depreciation and amortization	928	967	1,839	1,855

Total other expenses	10,443	10,356	22,037	20,910

Loss from operations	(1,656)	(1,272)	(4,335)	(3,607)
Interest and other income, net	15	28	27	52

Loss from operations before income taxes	(1,641)	(1,244)	(4,308)	(3,555)
Income tax benefit	(485)	(307)	(1,639)	(1,304)

Net loss	$(1,156)	$(937)	$(2,669)	$(2,251)

Loss per common share data:
Basic	$(0.05)	$(0.04)	$(0.11)	$(0.09)

Diluted	$(0.05)	$(0.04)	$(0.11)	$(0.09)

Weighted average common shares outstanding:
Basic	24,488	24,366	24,470	24,412

Diluted	24,488	24,366	24,470	24,412

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,131	$20,848
Investment in available-for-sale securities	21,998	38,090
Accounts receivable, net of allowance for doubtful accounts	10,884	15,827
Other current assets	10,757	10,416

Total current assets	79,770	85,181

Property, plant and equipment, net	13,209	14,286
Goodwill and amortizable intangible assets, net	43,794	43,988
Investments in auction-rate securities	5,050	5,775
Deferred tax assets, net	4,131	2,489
Deposits and other assets	4,223	5,059

Totals	$150,177	$156,778

Liabilities and Stockholders’ Equity

Current liabilities	$12,536	$17,308
Long-term liabilities	1,078	1,172

Total liabilities	13,614	18,480

Total stockholders’ equity	136,563	138,298

Totals	$150,177	$156,778

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Operating activities:
Net loss	$(1,156)	$(937)	$(2,669)	$(2,251)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	928	967	1,839	1,855
Amortization of subscriber acquisition fees	366	177	770	299
Loss on sale of equipment	135	15	101	15
Gain on sale of available-for-sale and auction-rate securities	—	(7)	(11)	(7)
Provision for doubtful accounts	57	114	470	190
Share-based employee and service provider compensation	745	1,109	1,809	2,123
Deferred tax benefit, net	(481)	(278)	(1,639)	(1,305)

Changes in operating assets and liabilities:
Accounts receivable	194	(3,245)	4,473	(498)
Income tax (payable) refund receivable	(23)	(29)	(676)	(281)
Prepaid programming costs	78	(299)	296	(1,066)
Other current assets	(122)	151	(423)	738
Deposits and other assets	21	121	45	(170)
Subscriber acquisition fees	(448)	(978)	(441)	(991)
Accounts payable and accrued expenses	1,684	1,845	(4,527)	(2,970)
Deferred revenue	396	1,303	370	2,430
Accrued severance payments	443	(6)	242	(14)
Deferred obligations	(132)	(165)	(136)	(27)
Unfavorable lease obligations	(33)	(30)	(66)	(57)

Net cash provided by (used in) operating activities	2,652	(172)	(173)	(1,987)

Investing activities:
Purchases of property, plant and equipment	(205)	(758)	(614)	(1,361)
Proceeds from sale of equipment	25	—	93	—
Cash paid to purchase assets of Winnercomm, net of cash acquired	—	—	—	(5,746)
Purchases of available-for-sale securities	(16,991)	(16,998)	(48,984)	(26,992)
Proceeds from sale of available-for-sale and auction-rate securities	38,700	100	65,900	100

Net cash provided by (used in) investing activities	21,529	(17,656)	16,395	(33,999)

Financing activities:
Purchase of treasury stock	(231)	(219)	(598)	(398)
Purchase and retirement of treasury stock related to stock repurchase program	—	(41)	(341)	(347)

Net cash used in financing activities	(231)	(260)	(939)	(745)

Net increase (decrease) in cash and cash equivalents	23,950	(18,088)	15,283	(36,731)
Cash and cash equivalents, beginning of period	12,181	41,614	20,848	60,257

Cash and cash equivalents, end of period	$36,131	$23,526	$36,131	$23,526

Supplemental disclosure of cash flow information:

Income taxes paid	$12	$—	$665	$282

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Supplemental disclosures of non-cash investing and financing activities:
Effect of net increase in fair value of auction-rate securities	$54	$55	$64	$70

Property, plant and equipment costs incurred but not paid	$127	$296	$127	$296

Subscriber acquisition fees incurred but not paid	$—	$1,509	$—	$2,259

Retirement of treasury stock	$231	$219	$598	$398

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net loss to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net loss	$(1,156)	$(937)	$(2,669)	$(2,251)

Add/Subtract:
Interest and other income, net	15	28	27	52
Income tax benefit	(485)	(307)	(1,639)	(1,304)
Depreciation and amortization	928	967	1,839	1,855

EBITDA	(728)	(305)	(2,496)	(1,752)

Adjusted for:
Share-based compensation expense	745	1,109	1,809	2,123
Acquisition and integration costs	—	230	—	680

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$17	$1,034	$(687)	$1,051

Summary of cost of services
Share-based compensation expense	$85	$109	$158	$214
Cost of services	7,957	10,020	16,790	18,672

Total cost of services	$8,042	$10,129	$16,948	$18,886

Summary of selling, general and administrative
Share-based compensation expense	$660	$1,000	$1,651	$1,909
Acquisition and integration costs	—	230	—	680
Selling, general and administrative	7,876	7,235	17,282	15,083

Total selling, general and administrative	$8,536	$8,465	$18,933	$17,672

Summary of other income
Interest income, net	$15	$28	$27	$52
Dividend income	—	—	—	—
Other income (loss)	—	—	—	—

Total other income	$15	$28	$27	$52

EBITDA as adjusted by segment
Legacy Outdoor Channel	$829	$2,667	$1,751	$4,219
Production Services	(812)	(1,633)	(2,438)	(3,168)

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$17	$1,034	$(687)	$1,051